UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 25, 2011 (February 18, 2011)

MAM SOFTWARE GROUP, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Delaware	000-27083	84-1108035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Maple Park, Maple Court, Tankersley, Barnsley, UK S75 3DP
 (Address of principal executive offices, including zip code)

011 44 124 431 1794
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The regular annual meeting of the stockholders of MAM Software Group, Inc. (the “Company”) was held in 600 Lexington Avenue, New York, NY on February 18, 2011.  At the meeting, the stockholders voted on five matters: (i) the election of directors; (ii) the ratification of the appointment of an independent registered public accounting firm; (iii) the proposal to amend the Company’s Certificate of Incorporation in order to effect a reverse split followed by a forward split of the Company’s common stock; (iv) an advisory resolution on executive compensation; and (v) an advisory resolution on the frequency of stockholders’ say on pay.

Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to management’s nominees for directors. All nominees for director listed below were elected. The term of office for each director will be until the 2012 Annual Meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

The final results of the election of directors were as follows:

Name	For	Withheld	Abstain
Michael G. Jamieson	75,335,335	118,891	442
Dwight B. Mamanteo	75,336,694	117,532	442
Marcus Wohlrab	73,588,686	1,865,540	442
Frederick Wasserman	75,425,359	28,867	442
Gerald M. Czarnecki	73,589,921	1,864,305	442
W. Austin Lewis IV	73,498,786	1,955,440	442

In addition, the stockholders ratified the appointment of KMJ Corbin & Company LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2011, by a vote of 94,024,071 for; 15,293 against; and 17,267 abstentions.

In addition, the stockholders approved the proposal to amend the Company’s Certificate of Incorporation to effect a reverse split followed by a forward split of the Company’s common stock by a vote of 93,942,105 for; 110,170against; and 4,356 abstentions.

In addition, the stockholders approved the advisory resolution on executive compensation by a vote of 93,519,600 for; 459,222 against; and 77,809 abstentions.

 Lastly, the stockholders approved an advisory resolution on the frequency of stockholders’ say on pay as follows:

Number of Shares Voted
1 Year	2 Years	3 Years	Abstain
5,073,823	11,957,211	58,160,917	262,717

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25 , 2011	MAM SOFTWARE GROUP, INC.

	By:	/s/ Charles F. Trapp
Name: Charles F. Trapp Title: Executive Vice President and Chief Financial Officer